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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. ____________) pertaining to the Amended and Restated Stock Option Plan of Pediatric Services of America, Inc. and to the incorporation by reference therein of our report dated November 18, 1997 with respect to the consolidated financial statements and schedules of Pediatric Services of America, Inc., included or incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Atlanta, Georgia
February 3, 1998

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